CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectgus constituting part of this Registration Statement on Form SB-2 of our report dated May 20, 1999, relating to the financial statements of ThinWeb Software Incorporated, which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus. It should be noted that PricewaterhouseCoopers LLP has not prepared or certified the information under the heading "Selected Financial
Data" in such prospectus.

                                /s/ PricewaterhouseCoopers LLP

                                          Chartered Accountants

Halifax, Canada
July 21, 1999